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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-35541 of Morgan Stanley Pacific Growth Fund Inc., formerly Morgan Stanley Dean Witter Pacific Growth Fund Inc., on Form N-1A of our report dated December 13, 2001, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
December 26, 2001